Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

Mr. Jacky Shenker, CEO
Advanced Ventures Corp.
41 Choni Hamaagal Street
Elad 40800 Israel

Dear Mr. Shenker:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Advanced Ventures Corp. on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated November 9, 2010, as of and for the period ended September 30, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
January 6, 2011